Exhibit 10.64
AXALTA COATING SYSTEMS LTD.
2014 INCENTIVE AWARD PLAN

PERFORMANCE STOCK AWARD AGREEMENT

ELECTRONIC ACCEPTANCE OF PERFORMANCE STOCK AWARD:

By clicking on the “ACCEPT AWARD” box on the “Award Acceptance”, you agree to be bound by the terms and conditions of this Performance Stock Award Agreement (the “Agreement”) and the Axalta Coating Systems Ltd. 2014 Incentive Award Plan (as amended from time to time, the “Plan”). You acknowledge that you have reviewed the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of Performance Shares pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined in the Plan) upon any questions relating to this Agreement and the Plan.

Axalta Coating Systems Ltd., a Bermuda exempted limited liability company (the “Company”), pursuant to the Plan, has granted to you (“Participant”) the number of shares of Restricted Stock (the “Performance Shares”) set forth in the “Award Summary” page applicable to the Performance Shares on the Morgan Stanley online site (the “Award Summary”). The Performance Shares are subject to the performance criteria and other terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.

ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.
1.2    Incorporation of Terms of Plan. The Performance Shares issued to Participant pursuant to this Agreement are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except with respect to the definition of Change in Control as defined in this Agreement.
ARTICLE II.
ISSUANCE OF PERFORMANCE SHARES
2.1    Issuance of Performance Shares. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the award date set forth in the Award Summary (the “Grant Date”), the Company has granted to Participant the target number of Performance Shares (the “Target Shares”) as set forth in the Award Summary, upon the terms and conditions set forth in this Agreement and the Plan. Notwithstanding the

DC\4198883.8

number of Target Shares, the number of Performance Shares that are eligible to vest pursuant to this Agreement range from zero to 200% of the Target Shares based upon the Company’s relative TSR during the Performance Period and subject to forfeiture, in each case, as set forth in Article III below and the terms of the Plan.

2.2    Issuance Mechanics. As of the Grant Date, the Company shall issue into escrow a number of Performance Shares equal to 200% of the Target Shares (“the “Maximum Shares”) in the form of Common Stock and shall at its option (a) cause a certificate or certificates representing such shares of Common Stock to be registered in the name of Participant, or (b) cause such shares of Common Stock to be held in book-entry form. If a certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 5.1. If the shares of Common Stock are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions of this Agreement.
ARTICLE III.
VESTING, FORFEITURE AND ESCROW
3.1    Vesting.

(a)    Vesting Schedule. The Performance Shares shall become vested Shares (the “Vested Shares”), if at all, in amounts up to the Maximum Shares on the Determination Date or the Change in Control Determination Date, as applicable, as follows, subject to Sections 3.1(b) and (c) below:

(i)    If the Company achieves a TSR over the Performance Period that is below the 30th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, none of the Performance Shares shall vest;
(ii)    If the Company achieves a TSR over the Performance Period that is at the 30th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of Performance Shares equal to 50% (rounded up to the nearest whole Performance Share) of the Target Shares shall vest;
(iii)    If the Company achieves a TSR over the Performance Period that is at the 40th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of Performance Shares equal to 75% (rounded up to the nearest whole Performance Share) of the Target Shares shall vest;
(iv)    If the Company achieves a TSR over the Performance Period that is at the 50th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of Performance Shares equal to 100% (rounded up to the nearest whole Performance Share) of the Target Shares shall vest;

DC\4198883.8

(v)    If the Company achieves a TSR over the Performance Period that is at the 70th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of Performance Shares equal to 150% (rounded up to the nearest whole Performance Share) of the Target Shares shall vest; or
(vi)    If the Company achieves a TSR over the Performance Period that is at or above the 90th percentile of the TSRs of the component members of the Company’s Peer Group over the Performance Period, a number of Performance Shares equal to the Maximum Shares shall vest.
(vii)    To the extent that the Company achieves a TSR over the Performance Period that is between two thresholds specified in this Section 3.1(a), the percentage of the Performance Shares that vest shall be determined by the use of straight-line interpolation (the “Interpolated Percentage”) and a number of Performance Shares equal to the Interpolated Percentage (rounded up to the nearest whole Performance Share) of the Target Shares shall vest.
(b)    Effect of Termination of Service. Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason prior to the Determination Date or the Change in Control Determination Date, as applicable, all rights with respect to any unpaid Performance Shares shall immediately terminate and Participant shall not be entitled to any payments or benefits with respect thereto.

(c)    Change in Control.

(i)    Notwithstanding any contrary provision of this Agreement, but subject to clause (c)(ii) below, in the event of a Change in Control, the number of Performance Shares determined to vest for the period beginning on January 1, 2016 and ending on the Change in Control Determination Date shall vest on December 31, 2018, subject to the Participant not incurring a Termination of Service prior to such date, in an amount equal to (A) the Target Shares in the event the Change in Control occurs at any time during the six (6) month period following the Grant Date or (B) the greater of (x) the Target Shares and (y) the number of Performance Shares determined to vest pursuant to Section 3.1(a) as of the Change in Control Determination Date in the event the Change in Control occurs at any time following the six (6) month anniversary of the Grant Date and prior to December 31, 2018; provided, that, such unvested Performance Shares shall immediately vest and no longer represent unvested Performance Shares (i) in the event of Participant’s Termination of Service by the Company without Cause or by Participant for Good Reason, in each case, within two (2) years after the Change in Control or (ii) immediately prior to (and subject to the consummation of) the Change in Control in the event the successor corporation (or any of its parent entities) does not assume or substitute the unvested Performance Shares for equivalent rights in connection with such Change in Control.
(ii)    As a condition to any accelerated vesting of the Performance Shares as set forth in clause (c)(i) above, Participant shall, within the thirty (30) day period following the date of

DC\4198883.8

Participant’s Termination of Service, execute and not revoke a general release of all claims, including all known and unknown and current and potential claims, in favor of the Company and its affiliates in either (A) a form provided to Participant by the Company or (B) if Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, the form of release of claims applicable to Participant under such agreement or policy.
(d)    Settlement. In the event any of the Unvested Shares (as defined below) become Vested Shares, any Retained Distributions (as defined below) paid on such Unvested Shares shall be promptly paid by the Company to Participant. As soon as administratively practicable following the vesting of any Unvested Shares, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Performance Shares in the Company’s possession belonging to Participant, or, if the Performance Shares are held in book-entry form, then the Company shall remove the notations indicating that the Performance Shares are subject to the restrictions of this Agreement. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

3.2    Forfeiture. Subject to the provisions of Section 3.3 below, (i) in the event of Participant’s Termination of Service for any reason, any Performance Shares that are not Vested Shares (the “Unvested Shares”) shall thereupon be forfeited immediately and without any further action by the Company, except as otherwise provided in a written agreement between Participant and the Company and (ii) subject to Sections 3.1(b) and (c), in the event any Performance Shares are not earned at the maximum level in accordance with the provisions of Section 3.1(a), such Unvested Shares that are not earned in accordance with the provisions of Section 3.1(a) shall thereupon be forfeited immediately and without any further action by the Company. Upon forfeiture of the Unvested Shares, the Company shall become the legal and beneficial owner of the Unvested Shares and all rights and interests therein or relating thereto, and Participant will have no further rights with respect to the Unvested Shares. The Unvested Shares shall be held by the Company in accordance with Section 3.3 until the Unvested Shares are forfeited as provided in this Section 3.2, until such Unvested Shares become Vested Shares as provided in Section 3.1 or until such time as this Agreement is no longer in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer any Unvested Shares that are forfeited pursuant to this Section 3.2 from Participant to the Company.

DC\4198883.8

3.3    Escrow.
(a)    The Unvested Shares shall be held by the Company until such Unvested Shares are forfeited as provided in Section 3.2, until such Unvested Shares become Vested Shares as provided in Section 3.1 or until such time as this Agreement is no longer in effect. Participant shall not retain physical custody of any certificates representing Unvested Shares issued to Participant. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unvested Shares (and Retained Distributions, if any, paid on such forfeited Unvested Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by Applicable Law, the Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Performance Shares in escrow and while acting in good faith and in the exercise of its judgment.
(b)    The Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to Unvested Shares (and such Retained Distributions will be subject to forfeiture and the other terms and conditions under this Agreement that are applicable to the Performance Shares) until such time, if ever, as the Unvested Shares with respect to which such Retained Distributions shall have been made, paid or declared become Vested Shares. Any Retained Distributions with respect to Unvested Shares shall be forfeited in the event such Unvested Shares are forfeited.
3.4    Rights as Shareholder. Except as otherwise provided herein, upon issuance of the Performance Shares by the Company, Participant shall have all the rights of a shareholder with respect to said Performance Shares, subject to the restrictions herein, including the right to vote the Performance Shares and to receive all dividends or other distributions paid or made with respect to the Performance Shares.
ARTICLE IV.
TAXATION AND TAX WITHHOLDING
4.1    Representation. Participant represents to the Company that Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
4.2    Section 83(b) Election. If Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed with respect to the Performance Shares as of the date of transfer of the Performance Shares rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83(a) of the Code, Participant shall deliver a copy of such election to the Company promptly upon filing such election with the Internal Revenue Service.
4.3    Tax Withholding. Notwithstanding any other provision of this Agreement:

DC\4198883.8

(a)    Participant shall be required to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;
(ii)    with respect to any withholding taxes arising in connection with the vesting of the Performance Shares, unless otherwise determined by the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested Performance Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iii)    with respect to any withholding taxes arising in connection with the vesting of the Performance Shares, unless otherwise determined by the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)    with respect to any withholding taxes arising in connection with the vesting of the Performance Shares, subject to Participant’s compliance with the Company’s Insider Trading Policy, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to those Performance Shares that are then becoming vested and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later the settlement of such sale; or
(v)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the Performance Shares, in the event Participant fails to provide timely payment of all sums required pursuant to Section 4.3(a), the Company shall have the right and option, but not the obligation, to (i) deduct such amounts from other compensation payable to Participant and/or (ii) treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 4.3(a)(ii) above. The Company shall not be obligated to deliver any certificate representing the Performance Shares to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the Performance Shares or any other taxable event related to the Performance Shares.

DC\4198883.8

(c)    In the event any tax withholding obligation arising in connection with the Performance Shares may be satisfied under Section 4.3(a)(ii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares of Common Stock from those Performance Shares that are then becoming Vested Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 4.3(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to deliver any certificate representing the Performance Shares to Participant or his or her legal representative until the foregoing tax withholding obligations are satisfied.
(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the Performance Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Performance Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Performance Shares or the subsequent sale of the Performance Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.
ARTICLE V.
RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS
5.1    Legends. The certificate or certificates representing the Performance Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and Applicable Law):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A PERFORMANCE STOCK AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
5.2    Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Performance Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Performance Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Performance Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
5.3    Removal of Legend. After such time as the Unvested Shares become Vested Shares, and upon Participant’s request, a new certificate or certificates representing such Vested Shares shall be issued

DC\4198883.8

without the legend referred to in Section 5.1 and delivered to Participant. If the Performance Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.
ARTICLE VI.
OTHER PROVISIONS
6.1    Administration. The Administrator shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.
6.2    Performance Shares Not Transferable. The Performance Shares and Retained Distributions may not be sold, pledged, assigned or transferred in any manner unless and until they become Vested Shares. No Unvested Shares or Retained Distributions or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
6.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the Unvested Shares in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Performance Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.
6.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Human Resources Officer of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
6.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.6    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

DC\4198883.8

6.7    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Law, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Shares are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
6.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance Shares in any material way without the prior written consent of Participant.
6.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 6.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
6.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
6.12    Entire Agreement. The Plan and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
6.13    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However,

DC\4198883.8

notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
6.14    Agreement Severable. In the event that any provision of this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
6.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.
6.16    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

6.17    Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 4.3(a)(iv) or Section 4.3(c): (A) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

DC\4198883.8

ARTICLE VII.
DEFINITIONS
7.1    For purposes of this Agreement, the following definitions shall apply:

(a)    “Average Market Value” of the Company or a member of the Peer Group, as applicable, means, as of any day, the average closing price per share of Common Stock (or per share of common stock of a member of the Peer Group, as applicable) over the 20-consecutive-trading days ending with and including that day (or, if there is no closing price on that day, the last trading day before that day).

(b)    “Beginning Average Market Value” means the Average Market Value as of January 1, 2016.

(c)    “Cause” means any of the following: (i) if Participant is a party to a written employment or severance agreement with the Company or any of its Subsidiaries in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement and (ii) if no Relevant Agreement exists, (A) Participant’s failure to (x) substantially perform his or her duties with the Company (other than any such failure resulting from Participant’s disability) or (y) comply with, in any material respect, any of the Company’s policies; (B) the Board’s determination that Participant failed in any material respect to carry out or comply with any lawful and reasonable directive of the Board; (C) Participant’s breach of a material provision of this Agreement or any Relevant Agreement; (D) Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (E) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing Participant’s duties and responsibilities for the Company; or (F) Participant’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or any of its affiliates. Notwithstanding the foregoing, in the case of clauses (A), (B) and (C) above, no Cause will have occurred unless and until the Company has: (a) provided Participant written notice describing the applicable facts and circumstances underlying such finding of Cause; and (b) provided Participant with an opportunity to cure the same within 30 days after the receipt of such notice; provided, however, that Participant shall be provided only one cure opportunity per category of Cause event in any rolling six (6) month period. If Participant fails to cure the same within such 30 days, then “Cause” shall be deemed to have occurred as of the expiration of the 30-day cure period.

(d)    “Change in Control” means and includes, notwithstanding anything to the contrary in the Plan, each of the following: (A) a transaction or series of transactions occurring after the Grant Date whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan

DC\4198883.8

maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing 30% or more of the total combined voting power of the Company’s securities outstanding immediately after such transaction; (B) during any 12 month period, individuals who, at the beginning of such period, constitute the Board together with any new members of the Board whose election by the Board or nomination for election by the Company’s members was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the one-year period or whose election or nomination for election was previously so approved (other than (x) an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, and (y) any member of the Board whose initial assumption of office during such 12 month period in connection with a transaction described in clause (C)(x) below that occurs with a non-affiliate third party), cease for any reason to constitute a majority thereof; or (C) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Grant Date of (x) a merger, consolidation, reorganization, or business combination or (y) a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, other than a transaction:

(i)    in the case of clauses (A) and (C), which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than seventy percent (70%) of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    in the case of clause (C), after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 30% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
(e)    “Change in Control Determination Date” means any date within thirty days prior to the date of a Change in Control, as determined by the Administrator.

(f)    “Determination Date” means February 2, 2019, or such earlier date as determined by the Administrator.

DC\4198883.8

(g)    “Ending Average Market Value” means the Average Market Value as of December 31, 2018; provided, that, in the event a Change in Control occurs during the Performance Period, “Ending Average Market Value” means the Average Market Value as of the Change in Control Determination Date.

(h)    “Good Reason” means (i) if Participant is a party to a Relevant Agreement in which the term “good reason” is defined, “Good Reason” as defined in the Relevant Agreement and (ii) if no Relevant Agreement exists or “good reason” is not defined therein, the occurrence of any of the following events or conditions without Participant’s written consent: (A) a decrease in Participant’s annual base salary at the rate in effect on day prior to the date of Participant’s Termination of Service (without regard to any decrease that may occur after the date of a Change in Control), other than a reduction of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other similarly situated employees of the Company, (B) a material decrease in Participant’s authority or areas of responsibility as are commensurate with such Participant’s title or position, or (C) the relocation of Participant’s primary office to a location more than 35 miles from Participant’s then-current primary office location. Participant must provide written notice to the Company of the occurrence of any of the foregoing events or conditions within ninety (90) days of the occurrence of such event or the date upon which Participant reasonably became aware that such an event or condition had occurred. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from Participant. Any voluntary termination for “Good Reason” following such thirty (30) day cure period must occur no later than the date that is one (1) year following the date notice was provided by Participant. Participant’s voluntary “separation from service” within the meaning of Section 409A by reason of resignation from employment with the Company for Good Reason shall be treated as involuntary.

(i)    “Peer Group” shall consist of the companies listed on Schedule A hereto; provided, however, that if a member of the Peer Group ceases to be a Publicly Traded Company for any reason during the Performance Period or is acquired by another Publicly Traded Company (other than a transaction the principal purpose of which is to change the name, corporate form or jurisdiction of incorporation or formation of the Peer Group member), the member shall be automatically removed from and treated as never having been included in the Peer Group.

(j)    “Performance Period” means the period beginning on January 1, 2016 and ending on December 31, 2018.

(k)    “Publicly Traded Company” means a company whose shares are regularly quoted or traded on an active securities exchange, over-the-counter market or inter-dealer quotation system.

DC\4198883.8

(l)    “TSR” means the percentage appreciation (positive or negative) in the Common Stock price (or common stock price of a member of the Peer Group, as applicable) over the Performance Period, determined by dividing (i) the difference obtained by subtracting (A) the Beginning Average Market Value, from (B) the Ending Average Market Value plus all cash dividends for the Performance Period, assuming same-day reinvestment into Common Stock (or common stock of the applicable member of the Peer Group) on the applicable ex-dividend date, by (ii) the Beginning Average Market Value. TSR shall be equitably adjusted to reflect stock dividends, stock-splits, spin-offs, and other corporate changes having similar effect.
* * * *

DC\4198883.8

SCHEDULE A
TO PERFORMANCE STOCK AGREEMENT

Peer Group

DC\4198883.8